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Patty Campanile	Linda Megathlin
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Sensata Technologies B.V. Announces First Quarter 2008 Results

-	Record high net revenue and Adjusted EBITDA(1).

-	First quarter 2008 net revenue grew to $388.5 million, which is an increase of 18.4% from $328.0 million in the same period in 2007.

-	First quarter 2008 Adjusted EBITDA(1) grew to $98.5 million, which is an increase of 16.2% from $84.8 million in the same period in 2007.

ALMELO, The Netherlands, April 30 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. announces results of its operations for the first quarter, 2008.

Highlights of the Quarter Ended March 31, 2008

First quarter 2008 net revenue was a record $388.5 million, an increase of $60.5 million, or 18.4%, from the first quarter of 2007 net revenue of $328.0 million.

First quarter 2008 Adjusted EBITDA(1) was also strong at $98.5 million, which is $13.7 million or 16.2% higher than the first quarter 2007 Adjusted EBITDA(1) of $84.8 million.

Quarter ending cash balances grew to $83.6 million from $60.1 million at December 31, 2007.

Tom Wroe, Chairman and Chief Executive Officer, said, "We experienced a strong first quarter despite the continued slowness of the U.S. economy. Slower growth in automotive and housing end markets in North America was offset by our strength outside of the U.S. We continue to pursue strategies which will broaden our product portfolio and grow our business. These strategies include targeted investment in research and development and the continued evaluation of acquisition opportunities."

Jeff Cote, Chief Financial Officer added, "Our business from a financial standpoint is strong and our cash generation is on target for 2008. We continue to expect cash generation, after debt service and capital expenditures, of over $100 million for the year."

1 See Non-GAAP Measures for discussion of EBITDA and Adjusted EBITDA, including a reconciliation of these measures to GAAP Net Loss.

Company Earnings Conference Call

The Company will conduct a conference call on Wednesday, April 30, 2008 at 10:30 AM (EDT) to discuss the financial results for its first quarter 2008. The U.S. dial in number is 888-208-1617 and the non-U.S. number is 913-312-1234. The conference code number is 2400898. For those unable to participate in the conference call, a replay will be available for two weeks following the call. To access the replay, the U.S. dial in number 888-203-1112 and the non-U.S. dial in number is 719-457-0820. The replay passcode is 2400898. The replay will also be available for one year on our website, http://www.sensata.com.

About Sensata Technologies B.V.

On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated.

Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and product development centers in Massachusetts, Maryland, Maine, the United Kingdom, the Netherlands and Japan; and manufacturing operations in Brazil, China, Korea, Malaysia, Mexico, and the Dominican Republic, as well as sales offices around the world. Sensata employs approximately 9,000 people worldwide.

The Company manufactures over 20,000 different products that are highly engineered and application specific and ships over one billion units each year.

Safe Harbor Statement

This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to: changes in general economic conditions; continued pricing and other pressures from our customers; the threat of material costs associated with product liability, warranty and recall claims; increases in labor and material costs and nonperformance by our suppliers; increased competition in the key markets in which we operate; interest rate and foreign currency changes and various other risks associated with our non-U.S. operations; our ability to develop and protect intellectual property and know-how; our ability to integrate acquired businesses, including our ability to realize synergies related to our integration of acquisitions; changes in tax laws in the jurisdictions where we operate; and the risk that the interests of our sponsors may conflict with those of the holders of our notes. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

Non-GAAP Measures

EBITDA and Adjusted EBITDA are non-GAAP measures of profitability. Adjusted EBITDA is a required measure in our bank reporting. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and charges associated with becoming a public company, expenses associated with realizing synergies on acquisitions, and significant nonrecurring items. We believe Adjusted EBITDA provides investors with helpful information with respect to our operations and cash flows. We include it to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. See the table below which reconciles Net Loss to EBITDA and Adjusted EBITDA.

The following (unaudited) table reconciles Net Loss to EBITDA and Adjusted EBITDA for first quarter 2008 and 2007:

($ in 000s)	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007

Net Loss	$(126,888)	$(40,655)
Provision for income taxes	15,890	13,553
Interest expense, net	50,803	43,435
Depreciation and amortization	52,345	44,940
EBITDA	(7,850)	61,273
Acquired in-process research and development	-	5,700
Acquisition, transition and significant non-recurring items	21,558	6,234
Write-off of inventory step-up	-	2,158
Currency translation losses on debt	84,334	7,965
Stock compensation, management fees and other	502	1,490
Adjusted EBITDA	$98,544	$84,820

SENSATA TECHNOLOGIES B.V.
Consolidated Statement of Operations
(Unaudited)

($ in 000s)	Three Months	Three Months
	Ended	Ended
	March 31, 2008	March 31, 2007
Net revenue	$388,514	$328,004
Operating costs and expenses:
Cost of revenue	273,320	221,280
Research and Development	12,933	9,798
Acquired in-process research and development	-	5,700
Selling, general and administrative	82,239	67,889
Total operating costs and expenses	368,492	304,667
Profit from operations	20,022	23,337
Interest expense, net	(50,803)	(43,435)
Currency translation (loss)/gain and other	(80,217)	(7,004)
Loss before taxes	(110, 998)	(27,102)
Provision for income taxes	15,890	13,553
Net Loss	$(126,888)	$(40,655)
Adjusted EBITDA*	$98,544	$84,820

*	See accompanying basis of presentation and discussion of Non-GAAP Measures

SENSATA TECHNOLOGIES B.V.

Notes to (unaudited) Consolidated Statement of Operations

Basis of Presentation

The accompanying (unaudited) Consolidated Statement of Operations does not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial information reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of our operations for the interim periods presented. The results of operations for the three months ended March 31, 2007 and 2008 are not necessarily indicative of the results to be expected for the full year. This information should be read in conjunction with the consolidated and combined financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and the interim financial statements to be included in the Company's Form 10-Q for the period ended March 31, 2008.

U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.